Code of Ethics & Business Conduct May 2021 BOARD APPROVED EEXHIBIT 14.1

Our Commitment .................................................................................................................................................. 1 A. Code of Ethics & Business Conduct ................................................................................................................................ 1 B. Covered Personnel ............................................................................................................................................................. 1 C. Responsibilities of Management ...................................................................................................................................... 2 D. Raising Questions and Concerns..................................................................................................................................... 2 E. Anonymity and Confidentiality........................................................................................................................................ 2 F. Non-Retaliation and Non-Intimidation ........................................................................................................................... 2 G. Contact Information ......................................................................................................................................................... 2 Code of Ethics & Business Conduct .................................................................................................................... 3 A. Mission and Values ............................................................................................................................................................ 3 B. Obligation to an Ethical Workplace .................................................................................................................................4 1. Be Honest and Truthful ...............................................................................................................................................4 2. Comply with All Legal and Ethical Requirements ................................................................................................... 5 3. Cooperate with the Compliance Program ............................................................................................................... 5 4. Standards Relating to Government Contracts ........................................................................................................ 5 5. Workplace Practices ................................................................................................................................................... 5 6. Workplace Property ................................................................................................................................................... 5 7. Conflict of Interest .....................................................................................................................................................6 8. Retention of Records .................................................................................................................................................6 9. Ineligible Persons and Exclusions Checks ................................................................................................................6 C. OnTrak Compliance Program ..........................................................................................................................................6 D. Standards Relating to Business Practices ...................................................................................................................... 7 1. Business Practices ....................................................................................................................................................... 7 2. Business Transactions ................................................................................................................................................. 7 3. Business Records ........................................................................................................................................................ 7 4. Purchasing Policy .......................................................................................................................................................8 5. Payments, Gifts, and Entertainment ........................................................................................................................8 a. Giving Payments or Gifts ....................................................................................................................................8 b. Accepting Payments or Gifts .............................................................................................................................8 E. Standards Relating to Referrals ..................................................................................................................................... 10 1. Compliance with Federal and State Anti-Referral Laws ....................................................................................... 10 2. Federal False Claims Act ......................................................................................................................................... 10 3. Relationships with Providers ......................................................................................................................................11 4. Marketing Activities ...................................................................................................................................................11 F. Standards Relating to Confidentiality..............................................................................................................................11 1. Confidential Protected Health Information .............................................................................................................11 2. Confidential Business Information ............................................................................................................................11 G. Government Inquiries ......................................................................................................................................................12 1. Speaking with Government Agents ..........................................................................................................................12 2. Responding to Subpoenas and Requests for Documents ......................................................................................12 3. Accurate Responses ..................................................................................................................................................12 4. No Destruction of Records or Evidence .................................................................................................................12 H. Insider Trading Policy .......................................................................................................................................................13 I. Corporate Disclosures ...................................................................................................................................................... 14 J. Code of Ethics for CEO and Senior Financial Officers ................................................................................................15 Compliance Contact Sheet Acknowledgment of Receipt Table of Contents

Our Commitment A. Code of Ethics and Business Conduct. OnTrak, Inc. (“OnTrak” or the “Company”) has adopted this Code of Ethics and Business Conduct (this “Code”) and to all activities relating thereto by the Company’s stockholders, directors, officers, and employees (together the “Covered Persons”). The term “Covered Persons” also includes independent contractors, affiliates and subsidiaries deemed to be Covered Persons in accordance with the definition outlined below. Our members, providers and customers entrust us with some of their most personal and private health data. That is why we dedicate ourselves to upholding this trust and fulfilling our job responsibilities with honesty, integrity, and commitment. To reach this goal, OnTrak will ensure compliance with the laws, rules and regulations that govern its operations, in order to live up to this commitment. OnTrak has developed principles and rules to be followed by all employees, members of the Boards of Directors, and other individuals who work with OnTrak to ensure that we are operating pursuant to the highest ethical and moral standards. B. Covered Persons. This Code sets forth the standards of conduct and procedures that all governing board members, employees and members of the workforce of OnTrak are expected to follow. All Covered Personnel are expected to read and understand this Code and to review it as necessary to be alert to situations that could be contrary to our established policies and procedures. All Covered Personnel must, upon receiving a copy of this Code, sign and date an Acknowledgment of Receipt and return that Acknowledgment to OnTrak’s Compliance department. 1

C. Responsibilities of Management. Through our Compliance Program, we are striving to create open lines of communication to address all compliance issues that may exist, now and in the future. Supervisors and Managers have the responsibility to help create and maintain a work environment in which ethical, compliance and legal concerns may be raised and openly discussed by anyone at any time. They are also responsible to ensure: that the personnel they supervise understand the importance of this Code, our policies and the compliance program; that the personnel they supervise are aware of the compliance program’s standards and the procedures for reporting suspected unethical, illegal or improper activity; and that all Personnel are protected from retaliation or intimidation if they come forward in good faith with information about suspected wrongdoing, unethical or illegal conduct. D. Raising Questions and Concerns. Employees, officers, and directors of OnTrak are expected to perform their business responsibilities in compliance with this Code, applicable laws and regulations, and company policies. Neither this Code nor our overall compliance program can cover every situation that you might face. As a result, if you are unsure of what the proper course of conduct might be in a specific situation, or if you believe that any of our standards of conduct or procedures may have been violated, then you are urged to contact OnTrak’s Compliance Officer either directly or through the Compliance hotline, your immediate supervisor or Human Resources. You may contact any of these persons at any time, in writing, over the telephone, by e-mail, or over the Compliance hotline with any compliance related concerns or questions you may have. E. Non-Retaliation and Non-Intimidation. No Personnel who, in good faith, report a compliance issue or raise compliance questions or concerns will be subjected to retaliation or intimidation. Any retaliation or intimidation for good faith reporting is, itself, a violation of our Compliance Program’s standards of conduct. F. Anonymity and Confidentiality. Your questions or concerns may be raised anonymously if you wish. In addition, all reports will be held in the strictest confidence possible, consistent with the need to investigate the matter. 2

Code of Ethics and Business Conduct OnTrak has adopted the following Code of Ethics and Business Conduct as a central part of our Compliance program. The Code sets forth the standards that all Personnel are expected to follow. Not only is everyone expected to adhere to the letter of this Code, but they are also expected to adhere to its spirit, to maintain a high level of integrity in all of their dealings, and to avoid any conduct that could reasonably be expected to reflect adversely upon the integrity or reputation of OnTrak. Compliance with OnTrak’s Code is a condition of employment, and violation of these standards will result in discipline being imposed, up to and including possible termination. A. Mission and Values. OnTrak is committed not only to its mission of reimagining quality of care and patient care by providing technology-enabled healthcare and care coordination, by doing so pursuant to the highest ethical standards and in compliance with all applicable federal and state laws, rules and regulations. This commitment extends to all of our interactions, including those with health care providers and vendors, with companies with whom we do business, with government entities that regulate us, and with public and private payors for which we provide services from whom payment for services is sought and received. As a representative of OnTrak, you are expected not only to act in compliance with all applicable legal standards, but to avoid any conduct that raises even the appearance of impropriety. While the legal rules are very important, we strive to hold ourselves to even higher ethical standards. In summary, we do not and will not tolerate any form of unlawful or unethical behavior by anyone associated with OnTrak. We expect and require all Personnel to be law-abiding, trustworthy, honest, and fair in all business dealings. To ensure that these expectations are met, the Compliance program has become an integral part of our mission and of our business operations. 3

B. Obligation to an Ethical Workplace. Because the highest standards of ethics and integrity are required of every OnTrak employee, all employees must follow the guidelines below: • Perform all services with the upmost professionalism and honest behavior, always focusing on adhering to regulatory requirements; • Comply with all applicable laws and OnTrak’s policies, including, but not limited to, those addressing fraud, waste and abuse, HIPAA, as well as other federal and state laws regarding patient privacy and employees’ health, safety, and welfare in the workplace; • Set an example through your behavior; • Avoid situations that may result in conflicts of interest with OnTrak and its business, i.e., situations where personal interests conflict or could be perceived as conflicting with OnTrak’s business interests; • Practice marketing in compliance with applicable state and federal requirements and forego any business that can only be obtained by improper or illegal means; • Create a workplace that is free from harassment and discriminatory practices; • Be familiar with OnTrak’s policies on document retention and confidentiality and abide by all applicable state and federal laws, regulations, and contractual requirements regarding the retention of records. 1. Comply with All Legal and Ethical Requirements. Be familiar with and comply with all federal and state laws, rules, and regulations that govern your job within OnTrak. If you are not sure what the rules and requirements are or whether a particular action is appropriate or lawful, then do not act until you check with your immediate supervisor or the Chief Compliance Officer. 2. Cooperate with the Compliance Program. Our Compliance program will work effectively only if everyone works together to ensure its success, understands what is required under the law and our own Code, and strives to ensure that those standards and the policies we adopt are being followed at all times. You must fully cooperate with the Compliance program by following its standards of conduct; reading all policies, memos or other documents relating to compliance that are distributed to you; asking questions if you do not understand the expectations for you under the Program; cooperating with any compliance review, inquiry or investigation conducted by the Compliance Officer or designee; attending all required compliance meetings and training sessions; and reporting any possible or suspected compliance issues. 4

3. Workplace Practices. OnTrak acknowledges our most valuable asset is its workforce and is committed to making every effort to provide each employee with a safe working environment. We treat one another with respect and collaborate to reach our goals. OnTrak does not tolerate discrimination, harassment, or retaliation. Behaviors that put our employees or business partners at risk are not allowed. 4. Workplace Property. Employees may not use workplace property, information or a position with OnTrak to take advantage of corporate opportunities for personal benefits. All OnTrak property should be used only for legitimate business purposes. In addition, you are expected to use proper care when you use OnTrak property and equipment. 5. Conflict of Interest. A conflict of interest is any activity that is inconsistent with or opposed to OnTrak’s interest or even gives the appearance of impropriety. Employees should not engage in any activity that could appear to conflict with the employee’s interests and the best interests of OnTrak. Employees must avoid actual, potential, or perceived conflicts of interest with OnTrak in their professional and personal relationships. It is every employee’s duty to report and disclose all material facts related to an actual, potential, or perceived conflict of interest to his or her immediate supervisor or to the Chief Compliance Officer. Any employee who knowingly fails to fully and truthfully disclose conflict of interest situations or fails to comply with any stipulated plan for managing the disclosed conflict may be subject to corrective action, up to and including termination. Each year, all employees must attest to the requirements and obligation in the Conflicts of Interest policy through the annual Code of Ethics and Business Conduct training course. Employees have a continuing obligation to immediately disclose any actual, potential, or perceived conflict of interest situation that arises during the course of their employment by using the Conflicts of Interest Disclosure Form, which is available to Ontrak employees on the Compliance Hub (SharePoint). 6. Retention of Records. All records that demonstrate OnTrak’s or a provider’s right to receive payment from third-party payors, and all medical and other records that disclose the nature and extent of services will be retained by OnTrak for a in accordance with the record retention policy. Employees have a continuing obligation to immediately disclose any actual, potential, or perceived conflict of interest situation that arises during the course of their employment by using the Conflicts of Interest Disclosure Form, which is available to Ontrak employees on the Compliance Hub (SharePoint). 5

7. Ineligible Persons and Exclusion Checks. OnTrak does not employ or contract with any persons who are deemed to be “Ineligible Persons” who have been excluded from participating in any federal healthcare program, including Medicare, Medicaid or Medicare or Medicaid managed care plans. All Covered Personnel, as well as all vendors will be checked against federal and state exclusion databases to ensure that they have not been excluded from participating in federal or state healthcare programs. C. OnTrak Compliance Program OnTrak’s Compliance program is responsible for the organization’s awareness of applicable state and federal laws and regulations. The Compliance program, along with our policies and procedures, provide guidance in maintaining appropriate business practices. The Chief Compliance Officer is responsible to oversee and manage all aspects of the Compliance program. OnTrak’s Compliance Committee has been established to assist the Chief Compliance Officer in providing guidance in the execution of the initiatives to meet the Compliance program goals. The primary components of the OnTrak Compliance program include, but are not limited to, the following pillars of compliance: • Establish written Policies and Procedures • Designation of a Chief Compliance Officer and a Compliance Committee • Exercise Effective Compliance Oversight • Exercise Due Diligence to Avoid Delegation of Authority to Unethical Individuals • Communicate and Educate Employees on the Compliance Program • Monitor and oversee the Compliance Program for Effectiveness • Establish a Compliance Hotline where Employees can Report a Compliance Issue on an Anonymous Basis • Ensure Consistent Enforcement and Discipline of Violations • Respond Appropriately to Incidents and Take Steps to Prevent Future Incidents • Whistleblower Protection and Non-Retaliation for Reports of Non-Compliance 6

D. Standards Relating to Business Practices. 1. Business Practices. OnTrak will forego any business transaction or opportunity that can only be obtained by unethical, illegal or improper means, and will not offer, pay, solicit or receive any unethical, illegal or improper payments. 2. Business Transactions. Business transactions will be based on the bona fide financial value of the transaction and its positive impact on OnTrak’s ability to deliver services. Such transactions will not be based on an intent to induce or reward referrals or other business between OnTrak and others with whom we do business (including, but not limited to, health care providers and suppliers). 3. Business Records. All of OnTrak’s business records must be accurate and truthful, with no material omissions; the assets and liabilities of OnTrak must be accounted for properly in compliance with all tax and financial reporting requirements; and no false records are ever to be made. Similarly, all records that are submitted to government agencies, insurance carriers, health plans or other entities will be accurately and honestly made. 4. Purchasing Policy. All purchasing decisions must be made with the purpose of obtaining the highest quality service or item for OnTrak at the most reasonable price and must be consistent with all applicable laws, including, without limitation, the federal and state Anti- Kickback laws. For example, purchasing decisions will not take into account the possible referral of business to, from, or for the benefit of, OnTrak. During OnTrak’s day-to-day operations, Personnel must deal with a variety of individuals, companies, organizations, and government agencies. In those dealings, Personnel must never make any misrepresentations, dishonest statements, or statements intended to mislead or to misinform. 7

5. Payments, Gifts, and Entertainment. Personnel may not engage, either directly or indirectly, in any corrupt business practice, including bribery, kickbacks or payoffs, intended to influence or reward favorable decisions of any patient, provider or other referral source, government representative, contractor, vendor, or any other person in a position to benefit OnTrak or the employee in any way. a. Giving Payments or Gifts. Gifts or other items may be offered to another person only if they are of nominal value and only if it is clear from the circumstances that they are given only as tokens of friendship or business hospitality. They cannot be given with an intent to induce referrals or under circumstances that make it appear that they are given with such intent. Gifts of cash or cash equivalents (e.g., gift certificates) to providers, referral sources or members/patients or potential members/patients who are not part of an approved incentive programs are strictly prohibited. Meals of modest value may be offered only in connection with informational or educational presentations. Gifts of even nominal value may not be offered to any governmental official. Such gifts can be misinterpreted as an attempt to improperly influence the official and are absolutely prohibited. b. Accepting Payments or Gifts. Personnel may not accept any gifts, gratuities or other favors under circumstances from which it could be inferred that the Personnel’s action was for his or her own benefit, and not solely for the benefit of OnTrak. Gifts of cash or cash equivalents are strictly prohibited. This policy does not prohibit the receipt of gifts of nominal value that are clearly tokens of friendship or business hospitality. 8

Cash/cash equivalent, gifts, gift certificates and/or other gift items or gift services from or to... Government officials, government employees and/or their families Strictly prohibited Members/patients and/or their families Strictly prohibited *Items of a promotional nature which generally have a value of less than $10.00 are excluded from the prohibition. Providers and/or their families Strictly prohibited *Items of a promotional nature which generally have a value of less than $10.00 are excluded from the prohibition. Vendors Cash/cash equivalent is strictly prohibited. Gift certificates and/or other gift, gift item or gift services are permitted not to exceed $150 in value in any given year. Gift certificates that can be redeemed for cash are strictly prohibited. Receiving gifts totaling less than $150.00 in a calendar year can create a conflict of interest if given for an improper purpose (e.g. inducements or bribes). Subcontractors Cash/cash equivalent is strictly prohibited. Gift certificates and/or other gift, gift item or gift services are permitted not to exceed $150 in value in any given year. Gift certificates that can be redeemed for cash are strictly prohibited. Receiving gifts totaling less than $150.00 in a calendar year can create a conflict of interest if given for an improper purpose (e.g. inducements or bribes). Business associates Cash/cash equivalent is strictly prohibited. Gift certificates and/or other gift, gift item or gift services are permitted not to exceed $150 in value in any given year. Gift certificates that can be redeemed for cash are strictly prohibited. Receiving gifts totaling less than $150.00 in a calendar year can create a conflict of interest if given for an improper purpose (e.g. inducements or bribes). Competitors Cash/cash equivalent is strictly prohibited. Gift certificates and/or other gift, gift item or gift services are permitted not to exceed $150 in value in any given year. Gift certificates that can be redeemed for cash are strictly prohibited. Receiving gifts totaling less than $150.00 in a calendar year can create a conflict of interest if given for an improper purpose (e.g. inducements or bribes). 9

E. Standards Relating to Referrals. 1. Compliance with Federal and State Anti-Referral Laws. The Anti-kickback Statute is a federal law that prohibits persons from offering, providing, or receiving kickbacks or bribes in exchange for goods or services covered by government, federally funded health care programs. Some states have enacted similar laws that apply to goods or services covered by the state health care programs. These laws prohibit someone from knowingly or willfully offering, paying, seeking, or receiving anything of value in return for referring an individual to a provider to receive services or for recommending the purchase of supplies or services that are reimbursable under a government health care programs. The federal and state Anti-Kickback statutes make it a crime to give or receive any remuneration (which is broadly defined to include money, goods, and services) in exchange for a referral or as an inducement to provide health care services paid for by any federal or state healthcare program, including Medicare and Medicaid managed care plans. In accordance with these rules, OnTrak does not pay or offer any remuneration to physicians, providers, vendors, or anyone else, either directly or indirectly, for referrals or other business; nor do we solicit or accept any remuneration to refer patients or business to other providers, suppliers or anyone else. This includes giving any form of remuneration, including virtually anything of value, in return for a referral. 2. Federal False Claims Act. OnTrak is required by federal law to provide information to employees, contractors, and subcontractors regarding the Federal False Claims Act and any applicable state laws pertaining to civil and criminal penalties for false claims and statements, including the remedies and whistleblower protections under these laws. 10

3. Relationships with Providers. All contracts, leases, and other financial relationships with providers, suppliers and others with whom we have a referral relationship or do business will comply with the applicable anti-referral laws, including the federal and state Stark and Anti-Kickback laws. We will not, for instance, provide free services or items or other benefits to any party with whom we have a relationship; nor will enter into commercially questionable business relationships in order to further a referral relationship. 4. Marketing Activities. OnTrak shall comply with all applicable marketing regulations and guidelines and customer requirements. OnTrak shall not engage in activities prohibited under applicable law or prohibited under our customer contracts. All marketing activities and advertising by OnTrak and its Personnel must be based on the merits of the services we provide and must not involve any promise, express or implied, of remuneration for referrals or other business. Marketing activities and advertising must be truthful and not misleading and must be supported by evidence to substantiate all claims made. In this regard, OnTrak’s best advertisements are the quality of the services we provide. No personnel should disparage the service or business of a competitor through the use of false or misleading representations. F. Standards Relating to Confidentiality. 1. Confidential Protected Health Information. OnTrak and all of its Personnel are bound by and must observe all confidentiality provisions of the Health Insurance Portability and Accountability Act (“HIPAA”) and other applicable federal and state laws, rules and regulations governing the confidentiality of medical records and information such as the federal regulations governing the Confidentiality of Substance Use Disorder Patient Records. All Personnel will keep protected health information in the strictest of confidence in accordance with these requirements. Such information will not be disclosed to anyone unless done in a manner that is permitted by applicable law. In this regard, any disclosure of personal health information will be made in compliance with the HIPAA regulations or other applicable laws, rules or regulations, on a need to know basis, and will consist of the least amount of information required to perform the function. 2. Confidential Business Information. Confidential information acquired by Personnel about the business of OnTrak must also be held in confidence and may not be used as a basis for personal gain by Personnel, their families, or others. Such information includes, but is not limited to: patient lists/information, development plans, marketing strategy, financial data, proprietary research, and information about pending or contemplated business deals. 11

The governing principle is that if you receive any confidential information pertaining to OnTrak, you must not use such for your own benefit or for your family’s benefit, nor may you disclose it to others for their personal use. Trade secrets, confidential or proprietary information may be divulged only to individuals within the Company who need to receive, and are authorized to receive, such information in order to perform their job functions. Trade secrets, confidential or proprietary information shall not be disclosed to any outside party or removed from Company premises unless authorized by Company policy or with the express prior permission from Legal. Trade secrets, confidential or proprietary information shall not be used by any employee or other person for the purpose of furthering current or future outside employment or for obtaining personal gain or profit. Employees or others who leave OnTrak may not take originals or copies, including electronic copies, of any trade secrets, confidential or proprietary information and shall not use or disclose confidential or proprietary information without prior authorization of the Company. In addition, employees are obligated to keep this information confidential even after their employment with OnTrak ends. G. Government Inquiries. 1. Speaking with Government Agents. Personnel may speak voluntarily with government agents, and OnTrak will not attempt to obstruct any government inquiry or prevent anyone from speaking with government agents, should Personnel desire to do so. It is recommended, however, that before speaking with government agents, you contact the Chief Compliance Officer first. 2. Responding to Subpoenas and Requests for Documents. As a general matter, Personnel may not respond to a request to disclose documents that are the property of OnTrak without first speaking with the Chief Compliance Officer and obtaining approval; provided however, if the request is under a subpoena or inquiry from a governmental entity, Personnel may respond to such subpoenas or inquiries, but Ontrak requests that the Personnel receiving or responding to any such subpoena or inquiry notify the Chief Compliance Office upon receipt and copy the Chief Compliance Officer with any responses. 3. Accurate Responses. If a response is given to a request for information from a government agency, the response must be accurate. It is OnTrak’s policy to comply with the law and to cooperate with reasonable demands made during the course of a legitimate government investigation or inquiry. 4. No Destruction of Records or Evidence. Personnel may not destroy, alter or change any records in any way in response to a request for such records. Such action will subject the Personnel to immediate discharge and possible criminal prosecution. 12

13 H. Insider Trading Policy Directors, officers, and employees who have access to material non-public information relating to the Company are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business. All non-public information about the Company should be considered confidential information. To use nonpublic information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical and against Company policy but is also illegal. This policy applies to all directors, officers, and employees and extends to activities both within and outside their duties to the Company, including trading for a personal account. Directors, officers, and employees also should comply with any insider trading policies and procedures adopted by the Company. If a question arises, the director, officer, or employee should consult with the Company’s CFO or other designated compliance officer under any such policies or procedures. The concept of who is an “insider” is broad. It includes directors, officers, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purpose. A temporary insider can include, among others, a company’s investment advisors, agents, attorneys, accountants and lending institutions, as well as the employees of such organizations. One may also become a temporary insider of another company with which the Company has a contractual or other relationship. Trading while aware of inside information is not a basis for liability unless the information is material. Generally, this is information that a reasonable investor would consider important in making his or her investment decisions or information that is likely to have a significant effect on the price of a company’s securities. Information is nonpublic until it has been effectively communicated to the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information found in a report filed with the Securities and Exchange Commission (the “SEC”) or appearing in a national newspaper would be considered public. In addition to the provisions of this paragraph H, each director, officer, and employee should be familiar with and abide by the Company’s separate Insider Trading Policy. A copy of this policy is given to all new directors, officers, and employees and is available from [the Human Resources Department or the Corporate Compliance Officer [or any other member of the Compliance Committee] and resides on the Company’s intranet].

I. Corporate Disclosures All directors, officers, and employees should support the Company’s goal to have full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company with the SEC. Although most employees hold positions that are far removed from the Company’s required filings with the SEC, each director, officer, and employee should promptly bring to the attention of the Chief Executive Office (the “CEO”), the Chief Financial Officer (the “CFO”), or the Audit Committee, as appropriate in the circumstances, any of the following: • Any material information to which such individual may become aware that affects the disclosures made by the Company in its public filings or would otherwise assist the CEO, the CFO, and the Audit Committee in fulfilling their responsibilities with respect to such public filings. • Any information the individual may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls. • Any information the individual may have concerning any violation of this Code, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls. • Any information the individual may have concerning evidence of a material violation of the securities or other laws, rules, or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of this Code. 14

J. Code of Ethics for CEO and Senior Financial Officers The Company has a Code of Business Conduct and Ethics applicable to all directors and employees of the company. The CEO and all senior financial officers, including the CFO and principal accounting officer, are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest, and compliance with law. In addition to the Code of Business Conduct and Ethics, the CEO and senior financial officers are subject to the following additional specific policies: 1. The CEO and all senior financial officers are responsible for full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Audit Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Audit Committee in fulfilling their responsibilities. 2. The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data, (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls, or (c) any attempt to improperly influence, coerce or mislead the Company’s independent auditors in violation of Section 303(a) of the Sarbanes-Oxley Act of 2002 and the rules of the SEC passed thereunder. 3. The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning any violation of this Code or the Company’s Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls. 4. The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules, or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Business Conduct and Ethics or of these additional procedures. 15

5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics or of these additional procedures by the CEO and the Company’s senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and Ethics and to these additional procedures, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board), and termination of the individual’s employment. In determining the appropriate action in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action, and whether or not the individual in question had committed other violations in the past. 6. The CEO and each senior financial officer shall keep written records or receipts of their individual disbursements made on behalf of the Company and for which they expect reimbursement by the Company. They shall deliver these evidences of their disbursements to the appropriate personnel in the accounting department of the Company. 16

Message from Ontrak’s Chief Compliance & Privacy Officer One of our primary goals here at Ontrak is to foster a proactive culture around accountability and trust, in which all employees act to “do the right thing” each day and not just for our organization, but for our patients. This means working closely with each of you to ensure everyone has the tools to act ethically and be compliant in every decision. The Code of Ethics and Business Conduct is a guide and reference that helps us carry out everyone’s job responsibilities in accordance with the highest possible standards of ethical behavior. While the Code is designed to promote our shared values – integrity, compassion, innovation, and performance – these values can only be fulfilled when we acknowledge and incorporate them into all that we do in our daily activities. Our reputation and success as an industry leader begins and ends with you. Thank you for taking the time to get to know our Code, but especially for embodying the principles that help people improve and live better lives every day. Sunmi Janicek Ontrak’s Chief Compliance & Privacy Officer 17

Compliance Contact Sheet Ontrak’s Compliance Officer Name: Sunmi Janicek E-mail: https://my.compliancehotline.com/report/ontrak Our Compliance Hotline Number (800) 561-0798 Anonymity and Confidentiality Your questions or concerns may be raised anonymously, if you wish. In addition, all reports will be held in the strictest confidence possible, consistent with the need to investigate the matter Non-Retaliation and Non-Intimidation No Personnel who, in good faith, report a compliance issue or raise compliance questions or concerns will be subjected to retaliation or intimidation. Any retaliation or intimidation for good faith reporting is, itself, a violation of our Compliance program’s standards of conduct. 18

19 Acknowledgment Of Receipt I acknowledge that I have received a copy of the Code of Ethics and Business Conduct for OnTrak. I agree to read the Code, conduct myself in conformity with all its standards and requirements, and fully cooperate with OnTrak in carrying out the objectives of its Compliance program. Acknowledged and agreed: Signature Print Name Job Title or Description Date